UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026 indie Semiconductor, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40481	88-1735159
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Journey
Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 608-0854

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	INDI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Director and Principal Officer

On June 15, 2026, Dr. Ichiro Aoki notified the Board of Directors (the “Board”) of indie Semiconductor, Inc. (the “Company”) of his intent to resign as a member of the Board and as President of the Company, effective June 29, 2026 (the “Effective Date”), as part of a phased retirement plan. Dr. Aoki’s decision to step down from the Board and as President did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company and the Board thank Dr. Aoki for his valuable expertise, perspective and commitment during his service with the Company.

As of the Effective Date, Dr. Aoki will continue to be employed by the Company, serving as a Technical Advisor.

(d) Appointment of New Director

On June 18, 2026, the Board appointed Thomas Schiller as a Class III director, upon the recommendation of its Nominating and Corporate Governance Committee with such appointment effective as of the Effective Date, to serve for an initial term expiring at the Company’s 2027 Annual Meeting of Stockholders and until his respective successor is duly elected and qualified, or until his earlier death, resignation or removal.

There is no arrangement or understanding between Mr. Schiller and any other persons pursuant to which Mr. Schiller was appointed as a director, and Mr. Schiller has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than as disclosed below.

Mr. Schiller has served as a Strategic Advisor to the Company since November 2024, with an annual base salary of $150,000 and target annual cash incentive of 30% of his annual base salary. He expects to continue in this role as of and after the Effective Date. Prior to serving as a Strategic Advisor, Mr. Schiller served as the Company’s Chief Financial Officer and Executive Vice President of Strategy from October 2019 to June 2024.

Mr. Schiller will not serve on any Committees of the Board and will not receive additional compensation for his service as a director. The Company previously entered into its standard form of indemnification agreement with Mr. Schiller in connection with his prior position as its Chief Financial Officer and Executive Vice President of Strategy, which remains in effect.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing Dr. Aoki’s resignation from the Board and as President and Mr. Schiller’s appointment to the Board is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 22, 2026.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIE SEMICONDUCTOR, INC.

Date:	June 22, 2026	By:	/s/ Audrey Wong
Audrey Wong Chief Legal Officer and Secretary